DQE AND SUBSIDIARY COMPANIES                               EXHIBIT 99.1
CONSOLIDATING INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 1999


                                                                 Duquesne           DQE
                                                               Light Company    Enterprises   DQE Financial    DQE Energy
                                                    DQE       & Subsidiaries  & Subsidiaries  & Subsidiaries  Services, Inc.
                                               -------------- --------------- --------------- --------------  --------------
Operating Revenues                                         $0  $1,158,799,846     $23,170,404   $21,917,935    $17,001,841

Operating Expenses:
     Operating Expense                             13,121,656     492,878,749      20,369,139    23,128,875     28,720,464
     Maintenance                                            0      75,399,685               0             0              0
     Depreciation and Amortization                    267,741     172,423,714       4,264,448     2,313,757      3,450,845
     Taxes Other Than Income Taxes                    302,317      84,532,080         475,587       247,919              0
                                              ------------------------------------------------------------------------------

          Total Operating Expenses                 13,691,714     825,234,228      25,109,174    25,690,551     32,171,309
                                              ------------------------------------------------------------------------------

Operating Income                                  (13,691,714)    333,565,618      (1,938,770)   (3,772,616)   (15,169,468)
                                              ------------------------------------------------------------------------------

Other Income                                       12,258,423      49,052,592      22,666,702    72,855,618      3,851,497
                                              ------------------------------------------------------------------------------

Income Before Interest and Other Charges           (1,433,291)    382,618,210      20,727,932    69,083,002    (11,317,971)
                                              ------------------------------------------------------------------------------

Interest and Other Charges:
     Interest Expense                                 612,160     118,671,606       2,342,470    14,025,912        677,044
     Preferred and Preference Stock Dividends               0       3,997,425               0        72,222              0
     Monthly Income Preferred Securities
        Dividend Requirements                               0      12,562,500               0             0              0
                                              ------------------------------------------------------------------------------
Total Interest and Other Charges                      612,160     135,231,531       2,342,470    14,098,134        677,044
                                              ------------------------------------------------------------------------------

Income Before Income Taxes                         (2,045,451)    247,386,679      18,385,462    54,984,868    (11,995,015)

Income Taxes                                         (922,007)    100,364,439       7,369,790     7,001,007     (5,773,938)
                                              ------------------------------------------------------------------------------

Net Income                                         (1,123,444)    147,022,240      11,015,672    47,983,861     (6,221,077)

Preferred Dividends                                 1,568,853               0               0             0              0
                                              ------------------------------------------------------------------------------

Earnings Available for Common                      (2,692,297)    147,022,240      11,015,672    47,983,861     (6,221,077)
                                              ==============================================================================





                                                                                                                DQE &
                                                  DQE                           DQE         Consolidation      Subsidiary
                                                Systems        AquaSource    Capital Corp.   Eliminations      Companies
                                             --------------   ------------   -------------  -------------     -------------
Operating Revenues                              $10,752,142   $122,329,441             $0     ($12,770,608)  $1,341,201,001

Operating Expenses:
     Operating Expense                           10,915,377     97,141,373        814,515      (24,228,979)     662,861,169
     Maintenance                                          0              0              0                0       75,399,685
     Depreciation and Amortization                  812,030     12,786,504              0                0      196,319,039
     Taxes Other Than Income Taxes                  132,394      2,088,559              0                0       87,778,856
                                              ------------------------------------------------------------------------------

          Total Operating Expenses               11,859,801    112,016,436        814,515      (24,228,979)   1,022,358,749
                                              ------------------------------------------------------------------------------

Operating Income                                 (1,107,659)    10,313,005       (814,515)      11,458,371      318,842,252
                                              ------------------------------------------------------------------------------

Other Income                                      3,179,096      4,278,349      7,835,148      (23,974,425)     152,003,000
                                              ------------------------------------------------------------------------------

Income Before Interest and Other Charges          2,071,437     14,591,354      7,020,633      (12,516,054)     470,845,252
                                              ------------------------------------------------------------------------------

Interest and Other Charges:
     Interest Expense                             1,297,365      7,563,272      7,010,805      (10,125,489)     142,075,145
     Preferred and Preference Stock Dividends             0              0              0                0        4,069,647
     Monthly Income Preferred Securities
        Dividend Requirements                             0              0              0                0       12,562,500
                                               ------------------------------------------------------------------------------

Total Interest and Other Charges                  1,297,365      7,563,272      7,010,805      (10,125,489)     158,707,292
                                              ------------------------------------------------------------------------------

Income Before Income Taxes                          774,072      7,028,082          9,828       (2,390,565)     312,137,960

Income Taxes                                        281,900      2,396,996          4,144                0      110,722,331
                                              ------------------------------------------------------------------------------

Net Income                                          492,172      4,631,086          5,684       (2,390,565)     201,415,629

Preferred Dividends                                       0              0              0                0        1,568,853
                                              ------------------------------------------------------------------------------

Earnings Available for Common                       492,172      4,631,086          5,684       (2,390,565)     199,846,776
                                              ==============================================================================



These financial statements should be read in conjunction with the DQE Annual Report on Form 10-K.

DQE AND SUBSIDIARY COMPANIES                               EXHIBIT 99.1 (CONT'D)
CONSOLIDATING BALANCE SHEET
FOR THE YEAR ENDED DECEMBER 31, 1999




                                                                 Duquesne            DQE
                                                              Light Company      Enterprises     DQE Financial      DQE Energy
                                                  DQE         & Subsidiaries   & Subsidiaries    & Subsidiaries   Services, Inc.
                                             --------------   --------------   --------------    --------------   --------------
Assets:
Current Assets:
Cash and Temporary Cash Investments              ($2,358,772)     $16,068,432        $2,060,707      $45,697,156        ($390,631)
Receivables                                        8,012,376      131,645,947         3,459,852       18,225,393        3,115,082
Materials & Supplies                                               55,240,805
Other Current Assets                              27,000,000       55,893,225            32,285       49,808,837          442,171
                                            --------------------------------------------------------------------------------------
Total Current Assets                              32,653,604      258,848,409         5,552,844      113,731,386        3,166,622
                                            --------------------------------------------------------------------------------------

Long-Term Investments:
   Partnership Investments                                          6,958,665                        159,508,179
   Leveraged Leases                                                                                  409,461,283
   Other Leases                                                             0                            245,812
   Other                                       1,475,249,404       73,931,850        33,284,326                0        3,053,198
                                            --------------------------------------------------------------------------------------
      Total Long-Term Investments              1,475,249,404       80,890,515        33,284,326      569,215,274        3,053,198
                                            --------------------------------------------------------------------------------------

Property, Plant and Equipment:
Electric Plant in Service                                       3,855,390,439
Water Plant in Service
Construction Work in Progress                                      69,343,346
Property Held Under Capital Leases                                 25,997,538
Property Held for Future Use                                        1,328,287
Other                                              3,189,970        7,176,336        51,773,028       41,452,362       68,988,641
                                            --------------------------------------------------------------------------------------
   Total                                           3,189,970    3,959,235,947        51,773,028       41,452,362       68,988,641
Less Accumulated Depreciation and
 Amortization                                       (540,417)  (2,500,718,520)      (13,506,735)      (6,469,639)      (4,718,367)
                                            --------------------------------------------------------------------------------------
   Property, Plant and Equipment - Net             2,649,553    1,458,517,427        38,266,293       34,982,723       64,270,274
                                            --------------------------------------------------------------------------------------

Other Non-Current Assets:
Transition Costs                                                2,008,171,045
Regulatory Assets                                                 224,002,358
Divestiture Costs                                                 218,653,559
Other                                                205,276       32,328,435        21,379,045       12,457,141        1,416,720
                                            --------------------------------------------------------------------------------------
   Total Other Non-Current Assets                    205,276    2,483,155,397        21,379,045       12,457,141        1,416,720
                                            --------------------------------------------------------------------------------------
Total Assets                                  $1,510,757,837   $4,281,411,748       $98,482,508     $730,386,524      $71,906,814
                                            ======================================================================================







                                                                                                                       DQE &
                                                  DQE                             DQE Capital     Consolidation      Subsidiary
                                                Systems         AquaSource        Corporation     Eliminations       Companies
                                             --------------    -------------     ------------    --------------     ------------
Assets:
Current Assets:
Cash and Temporary Cash Investments              $5,297,905           $27,072                       ($12,172,869)     $54,229,000
Receivables                                       5,807,527        26,551,909      315,380,728      (327,951,849)     184,246,966
Materials & Supplies                                                                                                   55,240,805
Other Current Assets                              1,846,485        10,529,693                        (63,613,536)      81,939,160
                                            --------------------------------------------------------------------------------------
Total Current Assets                             12,951,917        37,108,674      315,380,728      (403,738,254)     375,655,931
                                            --------------------------------------------------------------------------------------

Long-Term Investments:
   Partnership Investments                                                                                            166,466,844
   Leveraged Leases                                                                                                   409,461,283
   Other Leases                                                                                                           245,812
   Other                                          5,089,609                 0                     (1,527,498,079)      63,110,308
                                            --------------------------------------------------------------------------------------
      Total Long-Term Investments                 5,089,609                 0                0    (1,527,498,079)     639,284,247
                                            --------------------------------------------------------------------------------------

Property, Plant and Equipment:
Electric Plant in Service                                                                                           3,855,390,439
Water Plant in Service                                            170,509,152                                         170,509,152
Construction Work in Progress                                      14,969,379                                          84,312,725
Property Held Under Capital Leases                                    329,303                                          26,326,841
Property Held for Future Use                                                                                            1,328,287
Other                                            54,590,305                                            4,265,059      231,435,701
                                            --------------------------------------------------------------------------------------
   Total                                         54,590,305       185,807,834                0         4,265,059    4,369,303,145
Less Accumulated Depreciation and
 Amortization                                      (792,080)      (10,225,545)                        (4,265,059)  (2,541,236,362)
                                             --------------------------------------------------------------------------------------
   Property, Plant and Equipment - Net           53,798,225       175,582,289                0                 0    1,828,066,783
                                            --------------------------------------------------------------------------------------

Other Non-Current Assets:
Transition Costs                                                                                                    2,008,171,045
Regulatory Assets                                                                                                     224,002,358
Divestiture Costs                                                                                                     218,653,559
Other                                            19,142,456       233,401,941                         (5,172,929)     315,158,085
                                            --------------------------------------------------------------------------------------
   Total Other Non-Current Assets                19,142,456       233,401,941                0        (5,172,929)   2,765,985,047
                                            --------------------------------------------------------------------------------------
Total Assets                                    $90,982,207      $446,092,904     $315,380,728   ($1,936,409,262)  $5,608,992,008
                                            ======================================================================================



These financial statements should be read in conjunction with the DQE Annual Report on Form 10-K.

DQE AND SUBSIDIARY COMPANIES                        EXHIBIT 99.1 (CONT'D)
CONSOLIDATING BALANCE SHEET
FOR THE YEAR ENDED DECEMBER 31, 1999



                                                               Duquesne            DQE
                                                            Light Company      Enterprises     DQE Financial      DQE Energy
                                                DQE         & Subsidiaries   & Subsidiaries    & Subsidiaries   Services, Inc.
                                            -------------   --------------   --------------    --------------   --------------
Liabilities and Capitalization:
Current Liabilities:
Notes Payable                                                  $136,594,000
Current Maturities and Sinking Fund Req.        82,653,850      399,759,261        10,403,386       66,423,000         6,461,732
Accounts Payable                                (1,456,305)      92,265,806         3,470,646        3,872,485         6,865,497
Accrued Liabilities                            (40,839,738)     102,694,352         7,899,089        8,777,756           153,767
Dividends Declared                              29,698,540       29,343,350
Other                                                             1,030,404
                                          ---------------------------------------------------------------------------------------
   Total Current Liabilities                    70,056,347      761,687,173        21,773,121       79,073,241        13,480,996
                                          ---------------------------------------------------------------------------------------

Non-Current Liabilities:
Deferred Income Taxes - Net                      7,715,886      760,677,224        (3,941,507)     250,145,426           (78,184)
Deferred Investment Tax Credits                                  22,208,225
Capital Lease Obligations                                        16,533,981
Other                                                           281,366,131           607,579       24,667,382
                                          ---------------------------------------------------------------------------------------
   Total Non-Current Liabilities                 7,715,886    1,080,785,561        (3,333,928)     274,812,808           (78,184)
                                          ---------------------------------------------------------------------------------------

                                          ---------------------------------------------------------------------------------------
Capitalization:
                                          ---------------------------------------------------------------------------------------
Long-Term Debt                                                1,410,752,926         7,063,091      108,000,000
                                          ---------------------------------------------------------------------------------------

Non-Redeemable Preferred Stock                  42,170,200      215,108,294
Non-Redeemable Preference Stock                                  25,278,991
Deferred Employee Stock Ownership Plan
(ESOP) Benefit                                                  (10,875,125)
                                          ---------------------------------------------------------------------------------------
    Total Preferred and Preference Stock
    of Subsidiaries                             42,170,200      229,512,160                 0                0                 0
                                         ----------------------------------------------------------------------------------------

Common Shareholders Equity:
Common Stock/Capital Surplus                 1,019,979,256      758,743,411        78,944,887      268,606,084        70,435,000
Retained Earnings                              953,784,818       39,930,517        (5,964,663)        (105,609)      (11,930,998)
Accumulated Other Comprehensive Income                   0
Less Treasury Stock                           (582,948,670)
                                          ---------------------------------------------------------------------------------------
   Total Common Shareholders Equity          1,390,815,404      798,673,928        72,980,224      268,500,475        58,504,002
                                          ---------------------------------------------------------------------------------------
Total Liabilities and Capitalization        $1,510,757,837   $4,281,411,748       $98,482,508     $730,386,524       $71,906,814
                                          =======================================================================================





                                                                                                                   DQE &
                                               DQE                            DQE Capital      Consolidation      Subsidiary
                                             Systems          AquaSource      Corporation      Eliminations       Companies
                                          -------------      ------------    -------------     --------------    -------------
Liabilities and Capitalization:
Current Liabilities:
Notes Payable                                                                  $206,209,910                       $342,803,910
Current Maturities and Sinking Fund Req.      69,413,000       132,646,737       12,172,869      (310,686,456)     469,247,379
Accounts Payable                               5,637,415         8,168,553                        (12,681,121)     106,142,976
Accrued Liabilities                            1,474,266         3,713,729          366,997       (51,270,130)      32,970,088
Dividends Declared                                                                                (27,614,549)      31,427,341
Other                                             20,876                                                             1,051,280
                                          -------------------------------------------------------------------------------------
   Total Current Liabilities                  76,545,557       144,529,019      218,749,776      (402,252,256)     983,642,974
                                          -------------------------------------------------------------------------------------

Non-Current Liabilities:
Deferred Income Taxes - Net                   (6,726,760)        8,012,504                          4,298,032    1,020,102,621
Deferred Investment Tax Credits                                                                                     22,208,225
Capital Lease Obligations                                          329,303                                          16,863,284
Other                                          6,767,535        15,012,252                        (15,369,998)     313,050,881
                                          -------------------------------------------------------------------------------------
   Total Non-Current Liabilities                  40,775        23,354,059                0       (11,071,966)   1,372,225,011
                                          -------------------------------------------------------------------------------------

                                          -------------------------------------------------------------------------------------
Capitalization:
                                          -------------------------------------------------------------------------------------
Long-Term Debt                                                  15,809,101       96,624,268        (5,172,929)   1,633,076,457
                                          -------------------------------------------------------------------------------------

Non-Redeemable Preferred Stock                                     500,000                                         257,778,494
Non-Redeemable Preference Stock                                                                                     25,278,991
Deferred Employee Stock Ownership Plan
(ESOP) Benefit                                                                                                     (10,875,125)
                                          -------------------------------------------------------------------------------------
    Total Preferred and Preference Stock
    of Subsidiaries                                    0           500,000                0                 0      272,182,360
                                         -------------------------------------------------------------------------------------

Common Shareholders Equity:
Common Stock/Capital Surplus                  17,229,146       256,189,589            1,000    (1,475,193,437)     994,934,936
Retained Earnings                             (2,833,271)        5,711,136            5,684       (24,812,796)     953,784,818
Accumulated Other Comprehensive Income                                                              1,834,083        1,834,083
Less Treasury Stock                                                                               (19,739,961)    (602,688,631)
                                          -------------------------------------------------------------------------------------
   Total Common Shareholders Equity           14,395,875       261,900,725            6,684    (1,517,912,111)   1,347,865,206
                                          -------------------------------------------------------------------------------------
Total Liabilities and Capitalization         $90,982,207      $446,092,904     $315,380,728   ($1,936,409,262)  $5,608,992,008
                                          =====================================================================================


These financial statements should be read in conjunction with the DQE Annual Report on Form 10-K.